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                                                                     EXHIBIT 4.1

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

      THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT, dated as of December ___, 2004 (this "AMENDMENT"), is between North Country Financial Corporation, a Michigan corporation (the "COMPANY"), and Registrar and Transfer Company, a New Jersey corporation (the "RIGHTS AGENT"), and amends the Rights Agreement, dated as of June 21, 2000, between the Company and the Rights Agent, as amended by Amendment No. 1 to Rights Agreement, dated as of August 9, 2004 (the "RIGHTS AGREEMENT").

                                    RECITALS

      In accordance with the provisions of Section 27 of the Rights Agreement, the members of the Board of Directors of the Company have approved this Amendment, and the Secretary of the Company has delivered to the Rights Agent a certificate to such effect and has directed the Rights Agent to execute this Amendment as provided in the Rights Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

                                   AGREEMENTS

      SECTION 1. AMENDMENT TO RIGHTS AGREEMENT. Effective as of the date of this Amendment, Section 1(j) of the Rights Agreement is amended in its entirety to read as follows:

      "(j) "Final Expiration Date" shall mean December 14, 2004."

Accordingly, for purposes of Section 7(a) of the Rights Agreement, the Rights will no longer be exercisable as of the close of business on December 14, 2004.

      SECTION 2. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the Company and the Rights Agent and their respective successors and permitted assigns.

      SECTION 3. SUPERSEDING. From and after the date hereof, all references to the Rights Agreement shall mean the Rights Agreement, as amended by this Amendment.

      SECTION 4. CONFIRMATION. Except as otherwise expressly set forth in this Amendment, the Rights Agreement is hereby ratified and confirmed and remains in full force and effect.

      SECTION 5. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

ATTEST:                                NORTH COUNTRY FINANCIAL CORPORATION

By: ________________________________   By: _____________________________________

    Name: __________________________      Name:  C. James Bess
                                          Title: President and Chief Executive
    Title: _________________________             Officer

ATTEST:                                REGISTRAR AND TRANSFER COMPANY

By: ________________________________   By: _____________________________________

    Name: __________________________      Name:  William P. Tatler
                                          Title: Vice President
    Title: _________________________

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